Exhibit 10.53

JOINDER AND FIRST LOAN MODIFICATION AGREEMENT

This Joinder and First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 7, 2011 by and among (i) MIDCAP FUNDING V, LLC, a Delaware limited liability company (as assignee of MIDCAP FINANCIAL, LLC, a Delaware limited liability company), with an office located at 7735 Old Georgetown Road, Suite 400, Bethesda, Maryland 20814 (“MidCap”), as collateral agent (“Agent”); (ii) MidCap as a “Lender”; (iii) GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”), as a “Lender”(MidCap and GECC in their capacities as a “Lender” are each referred to herein as a “Lender”, and are collectively referred to herein as the “Lenders”); (iv) CELLDEX THERAPEUTICS, INC., a Delaware corporation (“Celldex”); and (v) CELLDEX RESEARCH CORPORATION, a Delaware corporation (“Celldex Research”; Celldex and Celldex Research are referred to herein individually and collectively, jointly and severally, as “Borrower”).

1.                                       DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Borrower is indebted to MidCap pursuant to a loan arrangement dated as of December 30, 2010, evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 30, 2010, among Borrower, Agent and MidCap as a “Lender” (as amended hereby and as it may be further amended, restated or otherwise modified from time to time, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement. GECC desires to join the Loan Agreement as a “Lender” thereunder pursuant to the terms of this Loan Modification Agreement.

2.                                       DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other document pursuant to which collateral security is granted to Agent for the ratable benefit of the Lenders, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                                       JOINDER.  Effective as of the date of this Loan Modification Agreement, GECC hereby: (i) joins in the execution of, and becomes a party to, the Loan Agreement and the other Loan Documents as a “Lender” thereunder; (ii) covenants and agrees to be bound by all covenants, agreements, obligations, liabilities and acknowledgments of a “Lender” under the Loan Agreement and the other Loan Documents (other than covenants, agreements, liabilities and acknowledgments that relate solely to a date prior to the date of this Loan Modification Agreement ), including GECC’s Term B Commitment (as set forth on Schedule 1.1 to the Loan Agreement as amended by this Loan Modification Agreement), in each case, with the same force and effect as if GECC was a signatory to the Loan Agreement and the other Loan Documents and was expressly named as a “Lender” therein, and (iii) appoints and authorizes Agent to take such actions as agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto.  Borrower, Agent and each other Lender hereby acknowledges and agrees that GECC, pursuant to this Loan Modification Agreement shall be entitled to all of the rights and benefits of a Lender under the Loan Agreement and the other Loan Documents.

4.                                       GECC ACKNOWLEDGMENTS. GECC (i) confirms that it has received a copy of the Existing Loan Documents, together with copies of the financial information delivered by Borrower pursuant to Section 6. 2 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Loan Modification Agreement; and (ii) agrees that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in respect of Borrower, any Guarantor, the Collateral, the Loan Agreement and the other Loan Documents. GECC further acknowledges and agrees that Agent and the other Lenders: (x) make no representations or warranties and assume no responsibility with respect to any statements, warranties or representations made in, or in connection with, the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral; and (y) make no representation or warranty and assume no responsibility with respect to the financial condition of Borrower or any Guarantor or the performance or observance by Borrower or any Guarantor of any of their respective obligations under the Loan Agreement and the other Loan Documents or any other instrument or document furnished pursuant thereto.

5.                                       DESCRIPTION OF CHANGE IN TERMS.

Modifications to Loan Agreement.

1.                                       The Loan Agreement shall be amended by deleting the following text appearing as Sections 2.1 thereof:

“Borrower hereby unconditionally promises to pay to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, the outstanding principal amount of all Credit Extensions made by the Lenders and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.”

and inserting in lieu thereof the following:

“Borrower hereby unconditionally promises to pay to each Lender in accordance with its respective Pro Rata Share, the outstanding principal amount of all Credit Extensions made by the Lenders and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.”

2.                                       The Loan Agreement shall be amended by deleting the following text appearing as Sections 2.2(a) and 2.2(b) thereof:

“Term Loans.

(a)                                  Availability.  Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Celldex, as agent for Borrower, in one advance on the Funding Date in accordance with a notice delivered pursuant to Section 3.4, below, in the aggregate amount of Ten Million Dollars ($10,000,000.00) according to each Lender’s Term Loan Commitment as set forth on Schedule 1.1 hereto (each term loan is referred to herein individually as a “Term Loan” and the term loans are referred to herein collectively as the “Term Loans”).  After repayment, no Term Loan may be re-borrowed.

(b)                                 Interest Payments and Repayment.  Commencing on the first (1st) Payment Date following the Funding Date, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make monthly payments of interest in respect of the Term Loans to each Lender in accordance with its respective Pro Rata Share, in arrears, and calculated as set forth in Section 2.3.  Commencing on the Amortization Date, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make consecutive monthly payments of principal to each Lender in accordance with its respective Pro Rata Share, as calculated by Agent based upon: (1) the amount of such Lender’s Term Loans and (2) a straight-line principal amortization schedule ending on the Maturity Date.   All unpaid principal and

accrued interest with respect to the Term Loans is due and payable in full on the Maturity Date.  The Term Loans may be prepaid only in accordance with Sections 2.2(c) and 2.2(d).

and inserting in lieu thereof the following:

“Term Loans.

(a)                                  Availability.  Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Celldex, as agent for Borrower, in two advances as follows: (i) on the Effective Date, in accordance with a notice delivered pursuant to Section 3.4, below, the Lenders agree, severally and not jointly, to make term loans to Celldex in the aggregate amount of Ten Million Dollars ($10,000,000.00) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 hereto (each term loan identified in this clause (i) is referred to herein individually as a “Term A Loan” and the term loans identified in this clause (i) are referred to herein collectively as the “Term A Loans”) and (ii) on the First Amendment Effective Date, in accordance with a notice delivered pursuant to Section 3.4, below, the Lenders agree, severally and not jointly, to make term loans to Celldex in the aggregate amount of Five Million Dollars ($5,000,000.00) according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (each term loan identified in this clause (ii) is referred to herein individually as a “Term B Loan” and the term loans identified in this clause (ii) are referred to herein collectively as the “Term B Loans”; the Term A Loans and the Term B Loans are each referred to herein individually as a “Term Loan” and collectively as the “Term Loans”).  After repayment, no Term Loan may be re-borrowed.

(b)                                 Interest Payments and Repayment.  Commencing on the first (1st) Payment Date following the applicable Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make monthly payments of interest in respect of each Term Loan to each Lender in accordance with its respective Pro Rata Share, in arrears, and calculated as set forth in Section 2.3.  Commencing on the Amortization Date, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make consecutive monthly payments of principal to each Lender in accordance with its respective Pro Rata Share, as calculated by Agent based upon: (1) the amount of such Lender’s Term Loans and (2) a straight-line principal amortization schedule ending on the Maturity Date.   All unpaid principal and accrued interest with respect to the Term Loans is due and payable in full on the Maturity Date.  The Term Loans may be prepaid only in accordance with Sections 2.2(c) and 2.2(d).

3.                                       The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(a) thereof:

“(a) Origination Fee.  A non-refundable origination fee to be shared among the Lenders pursuant to their respective Commitment Percentages in an amount equal to one-half of one percent (0.50%) of the aggregate Term Loan Commitments of the Lenders, which origination fee shall be due and payable on the Funding Date;”

and inserting in lieu thereof the following:

“(a) Origination Fees.  (i) A non-refundable origination fee to be shared among the Lenders pursuant to their respective Term A Loan Commitment Percentages in an amount equal to one-half of one percent (0.50%) of the aggregate Term A Loan Commitments of the Lenders, which origination fee shall be due and payable on the Funding Date of the Term A Loans and (ii) a non-refundable origination fee to be shared among the Lenders pursuant to their respective Term B Loan Commitment Percentages in an amount equal to one-half of one percent (0.50%) of the aggregate Term B Loan Commitments of the Lenders, which origination fee shall be due and payable on the Funding Date of the Term B Loans;”

4.                                       The Loan Agreement shall be amended by deleting the following text appearing as Section 2.5 thereof:

“Additional Costs.  If any new Law or regulation increases a Lender’s costs or reduces its income for any Term Loan, Borrower shall pay the increase in cost or reduction in income or additional expense; provided, however, that Borrower shall not be liable for any amount attributable to any period before one hundred eighty (180) days prior to the date such Lender notifies Borrower of such increased costs.  Each Lender agrees that it shall allocate any increased costs among its customers similarly affected in good faith and in a manner consistent with such Lender’s customary practice.”

and inserting in lieu thereof the following:

“Additional Costs.  If any new Law or regulation increases a Lender’s costs or reduces its income for any Term Loan, Borrower shall pay the increase in cost or reduction in income or additional expense; provided, however, that Borrower shall not be liable for any amount attributable to any period before one hundred eighty (180) days prior to the date such Lender notifies Borrower of such increased costs; provided, however that, such one hundred eighty (180) day limitation shall not apply to any increased costs or reductions in the amounts received by Agent or any Lender arising from the Dodd-Frank Wall Street Reform and Consumer Protection Act or any and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and such Act and any such requests, rules, guidelines or directives shall be deemed to be a new Law, regardless of the date enacted, adopted or issued.  Each Lender agrees that it shall allocate any increased costs among its customers similarly affected in good faith and in a manner consistent with such Lender’s customary practice.”

5.                                       The Loan Agreement shall be amended by deleting the following text appearing as Section 5.10(b) thereof:

“(b)                           Without limiting the generality of Section 5.6 above, with respect to any Product being tested or manufactured by Borrower as of the date hereof, Borrower has received, and such Product is the subject of, all Required Permits needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of Borrower, and except for an ongoing compliance process being undertaken in furtherance of a request from the Connecticut Department of Environmental Protection which will not result in costs, expenses or other obligations on the part of Borrower in excess of $100,000, Borrower has not received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of (A) Borrower’s manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of Laws and/or the Required Permits related to the manufacture of such Product, or (B) any such Required Permit or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the manufacturing of such Product by Borrower should cease.”

and inserting in lieu thereof the following:

“(b)                           Without limiting the generality of Section 5.6 above, with respect to any Product being tested or manufactured by Borrower as of the date hereof, Borrower has received, and such Product is the subject of, all Required Permits needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of Borrower, and except for an ongoing compliance process being undertaken in furtherance of a request from the Connecticut Department of Environmental Protection which will not result in costs, expenses or other obligations on the part of Borrower in excess of $100,000, Borrower has not received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of (A) Borrower’s manufacturing facilities and processes or Borrower’s testing activities for such Product which have disclosed any material deficiencies or violations of Laws and/or the Required Permits related to the manufacture or testing of such Product, or (B) any such Required Permit or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the manufacturing or testing (other than a Contested Clinical Hold) of such Product by Borrower should cease.”

6.                                       The Loan Agreement shall be amended by (i) deleting the word “Agent” in the first line of Section 6.2(a) and replacing such word with the words “Agent and Lenders” and (ii) deleting the word “Agent” in the last line of Section 6.2(a) and replacing such word with the words “Agent and/or Lenders”.

7.                                       The Loan Agreement shall be amended by deleting the clause “, at the option of Agent,” in the fifteenth line of Section 6.5.

8.                                       The Loan Agreement shall be amended by deleting the defined term “Funding Date” in the last line of Section 6.6 and replacing such defined term with the defined term “Effective Date”.

9.                                       The Loan Agreement shall be amended by deleting the defined term “Funding Date” in the fifth line of Section 6.7 and replacing such defined term with the defined term “Effective Date”.

10.                                 The Loan Agreement shall be amended by deleting the following text appearing as Section 6.8 thereof:

“Litigation Cooperation.  From the date hereof and continuing through the termination of this Agreement, make available to Agent, without expense to Agent, Borrower and its officers, employees and agents and Borrower’s Books, to the extent that Agent may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent with respect to any Collateral or relating to Borrower.”

and inserting in lieu thereof the following:

“Litigation Cooperation.  From the date hereof and continuing through the termination of this Agreement, make available to Agent and Lenders, without expense to Agent or Lenders, Borrower and its officers, employees and agents and Borrower’s Books, to the extent that Agent may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent and/or Lender with respect to any Collateral or relating to Borrower.”

11.                                 The Loan Agreement shall be amended by deleting the following text appearing as Section 8.12 thereof:

“Except as permitted by Agent, any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be secured thereby, subject to no prior or equal Lien.”

and inserting in lieu thereof the following:

“Except as permitted by Required Lenders, any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be secured thereby, subject to no prior or equal Lien.”

12.                                 The Loan Agreement shall be amended by deleting the following text appearing as Section 9.4 thereof:

“Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower of all or any part of the Obligations, and, as between Borrower on the one hand and Agent and the Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to Lenders Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of Borrower owing to Agent or any Lender under the Loan Documents.  Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.  In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.  Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise.  Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower.  Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to Agent or other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Agent.  Any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lender for application to the payments of amounts due on the other Lender’s claims.  To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis.  If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for Agent and other Lenders for purposes of perfecting Agent’s security interest therein. Notwithstanding anything to the contrary herein, any warrants issued to the Lenders by Borrower, the stock issuable thereunder, any equity securities purchased by Lenders, any amounts paid thereunder, any dividends, and any other rights in connection therewith shall not be subject to the terms and conditions of this Agreement.  Nothing herein shall affect any Lender’s rights under any such warrants, stock, or other equity securities to administer, manage, transfer, assign, or exercise such warrants, stock, or other equity securities for its own account.”

and inserting in lieu thereof the following:

“Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent or Lenders from or on behalf of Borrower of all or any part of the Obligations and the proceeds of any sale of, or other realization upon all or any part of the Collateral and other payments received by Agent shall be applied as follows: first, to pay all fees, costs, indemnities, reimbursements and expenses then due to Agent under the Loan Documents in its capacity as Agent under the Loan Documents until paid in full in cash; second to Lenders Expenses; third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts) until paid in full in cash; fourth, to the principal amount of the Obligations outstanding until paid in full in cash; and fifth, to any other indebtedness or obligations of Borrower owing to Agent or any Lender under the Loan Documents until paid in full in cash.  Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.  In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.  Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise.  Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower.  Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to Agent or other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Agent.  Any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lender for application to the payments of amounts due on the other Lender’s claims.  To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis.  If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for Agent and other Lenders for purposes of perfecting Agent’s security interest therein. Notwithstanding anything to the contrary herein, any warrants issued to the Lenders by Borrower, the stock issuable thereunder, any equity securities purchased by Lenders, any amounts paid thereunder, any dividends, and any other rights in connection therewith shall not be subject to the terms and conditions of this Agreement.  Nothing herein shall affect any Lender’s rights under any such warrants, stock, or other equity securities to administer, manage, transfer, assign, or exercise such warrants, stock, or other equity securities for its own account.  Borrower shall remain fully liable for any deficiency remaining after application of the funds set forth in this Section 9.4.”

13.                                 The Loan Agreement shall be amended by deleting following text that appears in Section 10 thereof:

“If to Agent or Lenders:	MidCap Financial, LLC

7735 Old Georgetown Road, Suite 400
Bethesda, Maryland 20814
Attention: Portfolio Management- Life Sciences

with a copy to:	Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attention: John J. Malloy, Esquire”

and inserting in lieu thereof the following:

“If to Agent:	MidCap Financial, LLC
7735 Old Georgetown Road, Suite 400
Bethesda, Maryland 20814
Attention: Portfolio Management- Life Sciences

with a copy to:	Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attention: John J. Malloy, Esquire

If to Lenders:	MidCap Financial, LLC
7735 Old Georgetown Road, Suite 400
Bethesda, Maryland 20814
Attention: Portfolio Management- Life Sciences

with a copy to:	General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: Senior Vice President of Risk — Life Science Finance

with a copy to:	General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: General Counsel

with a copy to:	Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attention: John J. Malloy, Esquire

14.                                 The Loan Agreement shall be amended by deleting following sentence that appears as the third and fourth sentences of Section 12.1 thereof:

“Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Loan, together with all related obligations of such Lender hereunder.  Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Agent shall have received and accepted an effective assignment agreement in form and substance acceptable to Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Lender as Agent reasonably shall require.”

and inserting in lieu thereof the following:

“Any Lender may at any time assign to (i) one or more Eligible Assignees or (ii) any other Person with the consent of all Lenders (which consent shall not be unreasonably withheld conditioned or delayed), all or any portion of such Lender’s Loan, together with all related obligations of such Lender. Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Agent shall have received and accepted an effective assignment agreement in form and substance acceptable to Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Lender as Agent reasonably shall require. Upon receipt of such assignment agreement and other information, Agent shall give notice of the assignment to Borrower and the Lenders.”

15.                                 The Loan Agreement shall be amended by deleting following sentence that appears as the last sentence of Section 12.11(a)(iii) thereof:

“It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the preceding sentence.”

and inserting in lieu thereof the following:

“It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G), (H) and (I) of the preceding sentence.”

16.                                 The Loan Agreement shall be amended by(i) adding the clause “that accepts such assignment” immediately following the word “Lender” in the second line of Section 13.9 and (ii) deleting the clause “50% or more of its Loan” and replacing it with the clause “, in a single transaction, 100% of its Loan”.

17.                                 The Loan Agreement shall be amended by adding the following as a new Section 13.13 immediately following Section 13.12 thereof:

“Section 13.13.  No Third Party Beneficiary.  The provisions of this Section 13 are solely for the benefit of Agent and Lenders and none of Borrowers, their Affiliates, nor any other person shall have any rights as a third party beneficiary of any of the provisions hereof.”

18.                                 The Loan Agreement shall be amended by deleting each of the following definitions appearing in Section 14.1 thereof:

““Drug Application” means a new drug application, an abbreviated drug application, or a product license application for any Product, as appropriate, as those terms are defined in the FDCA.”

““Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any other Person (other than a natural person) approved by Agent; provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower, any Guarantor or any of Borrower’s or any Guarantor’s Affiliates or Subsidiaries.  Notwithstanding the foregoing, in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party becoming an assignee incident to such forced divestiture.”

““Final Payment” is a payment (in addition to and not in substitution for the regular monthly payments of principal plus accrued interest) due on the earlier to occur of (a) the Maturity Date, or (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d), equal to the original Term Loan Commitments multiplied by the Final Payment Percentage.”

““Funding Date” is the Effective Date, which date shall be a Business Day.”

““Maturity Date” is the third anniversary of the Funding Date.”

““Permits” means licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, marketing authorizations, other authorizations, registrations, permits, consents and approvals required in connection with the conduct of Borrower’s or any Subsidiary’s business or to comply with any applicable Laws, including, without limitation, drug listings and drug establishment registrations under 21 U.S.C. Section 510, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by State governments for the conduct of Borrower’s or any Subsidiary’s business.”

““Permitted Acquisition” means an acquisition by Borrower of capital stock or property of any Person which results in such stock or property being owned by Borrower following the closing of such transaction, provided that: (a)  Borrower has provided the Lenders with no less than thirty (30) days notice prior to the closing of such transaction, including without limitation, a summary description of the Person or assets being acquired by Borrower, the total consideration for the transaction (broken out into line items for cash and other property), the form of the transaction (asset purchase, stock purchase or otherwise) and any other information reasonably requested by the Lenders; (b) each such purchase or acquisition is of a Person or ongoing business engaged in business activities in which the Borrower is engaged; (c) before and after giving effect to the consummation of the transaction, no Event of Default has occurred and is continuing or could not reasonably be expected to result from such transaction; (d) the assets of the target company in such acquisition are free and clear of all Liens that would not otherwise constitute Permitted Liens hereunder at the time of the closing of such transaction; (e) Borrower (or a Subsidiary of Borrower provided that such Subsidiary complies with the provisions of Section 6.10 hereof) is the surviving corporation of any such transaction, (f) Borrower delivers to the Lenders, within thirty (30) days of the closing of any such transaction, any documents required by the Lenders in order for the Lenders to obtain a first priority security interest in the assets acquired by Borrower (including, without limitation, assets owned by a Subsidiary with respect to which Borrower has acquired all or a portion of such entity’s stock) subject only to  Permitted Liens, (g) before and immediately after giving effect to the consummation of the transaction, Borrower has cash and or Cash Equivalents on deposit in a Collateral Account(s) subject to a Control Agreement(s) in favor of Agent for the benefit of the Lenders of not less than the greater of (1) $25,000,000 and (2) Borrower’s  projected Cash Burn on the closing date of the transaction (giving pro forma effect for such transaction including all consideration paid in connection with such transaction, including all deferred consideration such as earn-outs), (h) Borrower’s board of directors has approved the transaction, (i) in the event the transaction involves the acquisition of capital stock of a Person, Borrower or one of its Subsidiaries acquires a majority of the capital stock of such Person and (j) after giving effect to the transaction there is no Change in Control.”

““Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their respective Term Loans, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loans, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loans, Lenders holding sixty-six percent (66%) or more of the aggregate outstanding principal balance of the Term Loans, plus, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its respective Term Loans and (B) each assignee of an Original Lender provided such assignee was assigned or transferred and continues to hold 100% of the assigning Original Lender’s interest in the Term Loans (in each case in respect of clauses (A) and (B) of this clause (ii), whether or not such Lender is included within the Lenders holding sixty-six percent (66%) of the Terms Loans); provided, however, that notwithstanding the foregoing, for purposes of Section 9.1(b) hereof, “Required Lenders” means (i) for so long as all Original Lenders retain 100% of their interests in their respective Term Loans, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loans, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loans, Lenders holding sixty-six percent (66%) or more of the aggregate outstanding principal balance of the Term Loans, plus, in respect of this clause (ii), each Original Lender that has not assigned or transferred any portion of its respective Term Loan (in each case in respect of this clause (ii), whether or not such Original Lender is included within the Lenders holding sixty-six percent (66%) of the Term Loans).  For purposes of this definition only, a Lender shall be deemed to include itself, and any Lender that is an Affiliate or Approved Fund of such Lender.”

““Required Permit” means a Permit (a) issued or required under Laws applicable to the business of Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of Borrower or any of its Subsidiaries or any Drug Application (including without limitation, at any point in time, all licenses, approvals and permits issued by the FDA or any other applicable Governmental Authority necessary for the testing, manufacture, marketing or sale of any Product by any applicable Borrower(s) as such activities are being conducted by such Borrower with respect to such Product at such time), and (b) issued by any Person from which Borrower or any of their Subsidiaries have received an accreditation.”

and inserting in lieu thereof each of the following:

““Drug Application” means a new drug application or an abbreviated new drug application for any Product, as those terms are defined in the FDCA or a biologic license application for any Product, as appropriate, under the Public Health Service Act, as amended, 42 U.S.C. Section 2.67et seq. and the regulations promulgated thereunder.

““Eligible Assignee” means (a) any Lender and any Affiliate of any Lender and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and in each case of clauses (a) and (b), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that no person proposed to become a Lender after the Effective Date and  determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Eligible Assignee, and no person or Affiliate of such person proposed to become a Lender after the Effective Date and that holds any subordinated debt or stock issued by any Borrower, Guarantor or its Affiliates shall be a Eligible Assignee.”

““Final Payment” is a payment (in addition to and not in substitution for the regular monthly payments of principal plus accrued interest) due on the earlier to occur of (a) the Maturity Date, or (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d), equal to the original Term Loan Commitment for each Term Loan being so repaid multiplied by the Final Payment Percentage.”

““Funding Date” is (i) with respect to the Term A Loans, the Effective Date, which date shall be a Business Day, and (ii) with respect to the Term B Loans, the First Amendment Effective Date, which date shall be a Business Day.”

““Maturity Date” means December 30, 2013.”

““Permits” means licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, marketing authorizations, other authorizations, registrations, permits, consents and approvals required in connection with the conduct of

Borrower’s or any Subsidiary’s business or to comply with any applicable Laws, including, without limitation, investigational new drug applications 21 U.S.C. Section 355(i), drug listings and drug establishment registrations under 21 U.S.C. Section 510, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by State governments for the conduct of Borrower’s or any Subsidiary’s business.”

““Permitted Acquisition” means an acquisition by Borrower of capital stock or property of any Person which results in such stock or property being owned by Borrower following the closing of such transaction, provided that: (a)  Borrower has provided the Lenders with no less than thirty (30) days notice prior to the closing of such transaction, including without limitation, a summary description of the Person or assets being acquired by Borrower, the total consideration for the transaction (broken out into line items for cash and other property), the form of the transaction (asset purchase, stock purchase or otherwise) and any other information reasonably requested by the Lenders; (b) each such purchase or acquisition is of a Person or ongoing business engaged in business activities in which the Borrower is engaged; (c) before and after giving effect to the consummation of the transaction, no Event of Default has occurred and is continuing or could not reasonably be expected to result from such transaction; (d) the assets of the target company in such acquisition are free and clear of all Liens that would not otherwise constitute Permitted Liens hereunder at the time of the closing of such transaction; (e) Borrower (or a Subsidiary of Borrower provided that such Subsidiary complies with the provisions of Section 6.10 hereof) is the surviving corporation of any such transaction, (f) Borrower delivers to the Lenders, within thirty (30) days of the closing of any such transaction, any documents required by the Lenders in order for the Lenders to obtain a first priority security interest in the assets acquired by Borrower (including, without limitation, assets owned by a Subsidiary with respect to which Borrower has acquired all or a portion of such entity’s stock) subject only to  Permitted Liens, (g) before and immediately after giving effect to the consummation of the transaction, Borrower has cash and or Cash Equivalents on deposit in a Collateral Account(s) subject to a Control Agreement(s) in favor of Agent for the benefit of the Lenders of not less than the greater of (1) $25,000,000 and (2) Borrower’s  projected Cash Burn on the closing date of the transaction (giving pro forma effect for such transaction including all consideration paid in connection with such transaction, including all deferred consideration such as earn-outs), (h) Borrower’s board of directors has approved the transaction, (i) in the event the transaction involves the acquisition of capital stock of a Person, Borrower or one of its Subsidiaries acquires a majority of the capital stock of such Person, (j) such acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equity holders of the Person whose capital stock or property is being acquired, and (k) after giving effect to the transaction there is no Change in Control.”

““Required Lenders” means (i) for so long as all of the Persons that are Lenders on the First Amendment Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their respective Term Loans, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loans, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loans, Lenders holding sixty percent (60%) or more of the aggregate outstanding principal balance of the Term Loans, plus, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its respective Term Loans and (B) each assignee of an Original Lender provided such assignee was assigned or transferred and continues to hold 100% of the assigning Original Lender’s interest in the Term Loans (in each case in respect of clauses (A) and (B) of this clause (ii), whether or not such Lender is included within the Lenders holding sixty percent (60%) of the Terms Loans).  For purposes of this definition only, a Lender shall be deemed to include itself, and any Lender that is an Affiliate or Approved Fund of such Lender.”

““Required Permit” means a Permit (a) issued or required under Laws applicable to the business of Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of Borrower or any of its Subsidiaries or any Drug Application (including without limitation, at any point in time, all licenses, approvals and permits issued by the FDA or any other applicable Governmental Authority necessary for the testing, manufacture, marketing or sale of any Product by any applicable Borrower(s) as such activities are being conducted by such Borrower with respect to such Product at such time), or (b) issued by any Person from which Borrower or any of their Subsidiaries have received an accreditation.”

19.                                 The Loan Agreement shall be amended by deleting the defined term “Funding Date” in each of clauses (j) and (k) of the definition of “Permitted Liens” appearing in Section 14.1 and replacing such defined term with the defined term “Effective Date”.

20.                                 The Loan Agreement shall be amended by adding the following definitions in Section 14.1 thereof in alphabetical order:

““First Amendment Effective Date” means March 7, 2011.”

““Term A Loan” or “Term A Loans” is defined in Section 2.2(a)(i) hereof.”

““Term A Loan Commitment” means, for any Lender, the obligation of such Lender to make a Term A Loan, up to the principal amount shown on Schedule 1.1.  “Term A Loan Commitments” means the aggregate amount of such commitments of all Lenders.”

““Term B Loan” or “Term B Loans” is defined in Section 2.2(a)(ii) hereof.”

““Term B Loan Commitment” means, for any Lender, the obligation of such Lender to make a Term B Loan, up to the principal amount shown on Schedule 1.1.  “Term B Loan Commitments” means the aggregate amount of such commitments of all Lenders.”

21.                                 The Loan Agreement shall be amended by deleting Schedule 1.1 thereto in its entirety and replacing it with Schedule 1.1 attached to this Loan Modification Agreement as Exhibit A.

6.             EXPENSES.  Borrower shall reimburse Agent and the Lenders for all legal fees and out-of pocket expenses incurred in connection with this Loan Modification Agreement.

7.             RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Agent for the ratable benefit of the Lenders, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.             PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in Borrower’s Perfection Certificate dated as of December 30, 2010 as updated by the Perfection Certificate dated March 7, 2010 delivered by Borrower to Agent and the Lenders (the “Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Borrower provided to Agent and the Lenders in such Perfection Certificate have not changed, as of the date hereof. On and after the date hereof, the term “Perfection Certificate” in the Loan Agreement shall mean Borrower’s Perfection Certificate dated as of December 30, 2010 as updated by the Perfection Certificate dated March 7, 2010 delivered by Borrower to Agent and the Lenders.

9.             NO DEFENSES OF BORROWER.  Borrower and each Guarantor hereby acknowledges and agrees that no Borrower and/or Guarantor has any offsets, defenses, claims, or counterclaims against Agent and/or the Lenders with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Agent and/or the Lenders, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Agent and/or the Lenders from any liability thereunder.  Notwithstanding the generality of the foregoing, Each Borrower and Guarantor waives, releases and agrees (and shall cause each other Borrower and Guarantor to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.  This provision shall survive the termination of this Agreement.  Each Borrower and each Guarantor agrees not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.  This provision shall survive the termination of this Loan Modification Agreement, the Loan Agreement and the other Loan Documents.

10.           REPRESENTATIONS AND WARRANTIES.  To induce Agent and the Lenders to enter into this Loan Modification Agreement Borrower does hereby warrant, represent and covenant to Agent and Lenders that after giving effect to this Loan Modification Agreement (i) each representation or warranty of Borrower set forth in the Loan Agreement is hereby restated and reaffirmed as true and correct in all material respects on and as of the date of  this Loan Modification Agreement as if such representation or warranty were made on and as of the date of  this Loan Modification Agreement (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), (ii) no Default or Event of Default has occurred and is continuing as of the date hereof and (iii) Borrower has the power and is duly authorized to enter into, deliver and perform this Loan Modification Agreement and this Loan Modification Agreement is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

11.           CONTINUING VALIDITY.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  The Lenders’ agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Agent or the Lenders to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Agent, the Lenders and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by the Lenders in writing.  No maker will be released by virtue of this Loan Modification Agreement.

12.           CONDITION PRECEDENT TO EFFECTIVENESS OF THIS LOAN MODIFICATION AGREEMENT.  This Loan Modification Agreement shall become effective as of date referred to above upon the receipt by Agent, in form and substance satisfactory to Agent and Lenders, of each of the following items:

A.                                   duly executed original signatures to this Loan Modification;

B.                                     re-delivery or supplemental delivery of the items required by the following sections of the Loan Agreement to the extent necessary to reasonably address changes since the Effective Date, each in form and substance reasonably satisfactory to Agent and the Lenders: 3.1(c), (d), (e), (f), (g), (h), and (n).

13.           COUNTERPARTS.  This Loan Modification Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

14.           GOVERNING LAW.  THIS LOAN MODIFICATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

15.           ENTIRE AGREEMENT.  The Existing Loan Documents as and when amended through this Loan Modification Agreement embody the entire agreement between the parties hereto relating to the subject matter thereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

 [Remainder of Page Intentionally Left Blank —

Signature Page(s) to Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as of the date first written above.

BORROWER:

CELLDEX THERAPEUTICS, INC.

By	/s/ Anthony S. Marucci
Name:	Anthony S. Marucci
Title:	President and Chief Executive Officer

CELLDEX RESEARCH CORPORATION

By	/s/ Anthony S. Marucci
Name:	Anthony S. Marucci
Title:	President and Chief Executive Officer

AGENT:

MIDCAP FUNDING V, LLC, as Agent

By	/s/ Luis Viera
Name:	Luis Viera
Title:	Managing Director

LENDERS:

MIDCAP FUNDING V, LLC, as a Lender

By	/s/ Luis Viera
Name:	Luis Viera
Title:	Managing Director

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By	/s/ R. Hanes Whiteley
Name:	R. Hanes Whiteley
Title:	Duly Authorized Signatory

EXHIBIT A TO LOAN MODIFICATION AGREEMENT

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Lender	Term A Loan Commitment	Commitment Percentage
MidCap Funding V, LLC	$10,000,000	100%
TOTAL TERM A LOANS	$10,000,000	100%

Lender	Term B Loan Commitment	Commitment Percentage
General Electric Capital Corporation	$5,000,000	100%
TOTAL TERM B LOANS	$5,000,000	100%

Lender	Term Loan Commitments	Commitment Percentage
MidCap Funding V, LLC	$10,000,000	66.67%
General Electric Capital Corporation	$5,000,000	33.33%
TOTAL TERM LOANS	$15,000,000	100%